EXECUTION VERSION
FIFTH AMENDMENT dated as of December 4, 2020 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 28, 2014 (as heretofore amended, the “Credit Agreement”), among MARATHON OIL CORPORATION, a Delaware corporation, the LENDERS party thereto, MIZUHO BANK, LTD., as syndication agent, CITIBANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC. and THE BANK OF NOVA SCOTIA, as documentation agents, and JPMORGAN CHASE BANK, N.A., as administrative agent.
WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower has requested to effect certain amendments to the Credit Agreement as set forth herein; and
WHEREAS, the Required Lenders and the Administrative Agent are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement.
Amendments to the Credit Agreement. Effective as of the Fifth Amendment Effective Date (as defined below), (a) the Credit Agreement (excluding the schedules and exhibits thereto, each of which shall remain as in effect immediately prior to the Fifth Amendment Effective Date) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.
Representations and Warranties. The Borrower represents and warrants to the Lenders that:
(a) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action. This Amendment constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) On and as of the Fifth Amendment Effective Date, before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement (and treating all references therein to (i) “this Agreement” as references to “each of this Agreement and the Fifth Amendment” and (ii) “the Effective Date” as references to “the Fifth Amendment Effective Date”) are true in all material respects (except to the extent (A) any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct in all material respects as of such specified earlier date or (B) such representations or warranties are qualified by a materiality standard, in which case such representations and warranties are true in all respects).

(c) On and as of the Fifth Amendment Effective Date, before and after giving effect to this Amendment, no Default has occurred and is continuing.
Effectiveness. This Amendment shall become effective as of the first date (the “Fifth Amendment Effective Date”) on which:
(d) the Administrative Agent shall have received from the Borrower and Lenders that constitute the Required Lenders either a counterpart of this Amendment signed on behalf of such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart of this Amendment;
(e) the Administrative Agent shall have received a certificate, dated the Fifth Amendment Effective Date, of a financial officer of the Borrower confirming the accuracy of the representations and warranties set forth in Section 3 of this Amendment; and
(f) the Borrower shall have paid to the Administrative Agent all reasonable and documented fees and disbursements of counsel required to be paid by it pursuant to Section 9.03 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one day prior to the Fifth Amendment Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Fifth Amendment Effective Date, and such notice shall be conclusive and binding.
Effect of this Amendment. (g) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Swingline Lender, the Issuing Banks or the Lenders under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances.

(h) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby.
Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

MARATHON OIL CORPORATION,

By:	/s/ James C. Sandoval
Name: James C. Sandoval
Title: Vice President & Treasurer

[Fifth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]

[[5506832]]

JPMORGAN CHASE BANK, N.A., individually and as the Administrative Agent,

By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Authorized Signatory
[Fifth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]

[[5506832]]

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
Mizuho Bank, Ltd.

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
Citibank, N.A.

By:	/s/ Michael Zeller
Name: Michael Zeller
Title: Vice President

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
MORGAN STANLEY BANK, N.A.

By:	/s/ Scott Taylor
Name: Scott Taylor
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
The Bank of Nova Scotia, Houston Branch

By:	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

For any Lender requiring a second signature block:

By:
Name:
Title:

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
THE TORONTO-DOMINION BANK, NEW YORK
BRANCH

By:	/s/ Michael Borowiecki
Name: Michael Borowiecki
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

For any Lender requiring a second signature block:

By:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Goldman Sachs Bank USA,

By:	/s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

MUFG Bank, Ltd.

By:	/s/ Anastasiya Bykov
Name: Anastasiya Bykov
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
PNC BANK, NATIONAL ASSOCIATION,

By:	/s/ Denise S. Davis
Name: Denise S. Davis
Title: Director

For any Lender requiring a second signature block:

By:
Name:
Title:

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
ROYAL BANK OF CANADA

By:	/s/ Michael Sharp
Name: Michael Sharp
Title: Authorized Signatory

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
Societe Generale

By:	/s/ Richard Bernal
Name: Richard Bernal
Title: Managing Director

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Shawn O'Hara
Name: Shawn O'Hara
Title: Senior Vice President

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
Sumitomo Mitsui Banking Corporation

By:	/s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

For any Lender requiring a second signature block:

By:
Name:
Title:

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
BMO Harris Bank N.A.

By:	/s/ Patrick Johnston
Name: Patrick Johnston
Title: Director

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
THE BANK OF NEW YORK MELLON

By:	/s/ William M. Feathers
Name: William M. Feathers
Title: Director

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
STANDARD CHARTERED BANK

By:	/s/ James Beck
Name: James Beck
Title: Associate Director

LENDER SIGNATURE PAGE TO
FIFTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender:
FIFTH THIRD BANK, NATIONAL
ASSOCIATION,

By:	/s/ Jonathan H Lee
Name: Jonathan H Lee
Title: Director

EXHIBIT A

[See attached.]

EXHIBIT A MARKED VERSION REFLECTING CHANGES PURSUANT TO ~~FOURTH~~FIFTH AMENDMENT AGAINST COPY OF CREDIT AGREEMENT
Reflecting First Amendment dated as of May 5, 2015 Incremental Commitments Supplement dated as of March 4, 2016 Second Amendment dated as of June 22, 2017
Incremental Commitment Supplement dated as of July 11, 2017 Third Amendment dated as of October 18, 2018 Fourth Amendment dated as of September 24, 2019

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 28, 2014, among
MARATHON OIL CORPORATION,
The LENDERS Party Hereto, MIZUHO BANK, LTD.,
as Syndication Agent,

CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
THE BANK OF NOVA SCOTIA,
as Documentation Agents, and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD., CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.

and

THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE 1

Definitions

SECTION 1.01.	Definitions_________________________________		1
SECTION 1.02.	Terms Generally	~~19~~	21
SECTION 1.03.	Accounting Terms and Determinations	~~20~~	21
SECTION 1.04.	Classification Loans and Borrowings	~~20~~	22
SECTION 1.05.	Interest Rates; LIBOR Notification	~~21~~	22
SECTION 1.06.	Divisions	~~21~~	23

ARTICLE 2

The Credits

SECTION 2.01.	Commitments to Lend	~~21~~	23
SECTION 2.02.	Notice of Revolving Borrowing	~~22~~	23
SECTION 2.03.	Swingline Loans	~~22~~	24
SECTION 2.04.	Letters of Credit	~~24~~	26
SECTION 2.05.	Notice to Lenders; Funding of Revolving Loans	~~31~~	33
SECTION 2.06.	Registry; Notes	~~32~~	34
SECTION 2.07.	Maturity of Loans	~~33~~	35
SECTION 2.08.	Interest Rates	~~33~~	35
SECTION 2.09.	Method of Electing Interest Rates	~~34~~	36
SECTION 2.10.	Fees	~~36~~	38
SECTION 2.11.	Termination or Reduction of Commitments	~~37~~	38
SECTION 2.12.	Optional Prepayments	~~37~~	39
SECTION 2.13.	General Provisions as to Payments	~~38~~	39
SECTION 2.14.	Funding Losses	~~39~~	41
SECTION 2.15.	Computation of Interest and Fees	~~39~~	41
SECTION 2.16.	Change of Control	~~39~~	41
SECTION 2.17.	Optional Increase in Commitments	~~40~~	42
SECTION 2.18.	Extension Option	~~42~~	44
SECTION 2.19.	Defaulting Lenders	~~44~~	45

ARTICLE 3

Conditions

SECTION 3.01.	Effective Date	~~46~~	48
SECTION 3.02.	Credit Events________________________________	~~47~~	49

ARTICLE 4

Representations and Warranties

SECTION 4.01.	Corporate Existence and Power	~~48~~	49
SECTION 4.02.	Corporate and Governmental Authorization; Non-contravention	~~48~~	49
SECTION 4.03.	Binding Effect	~~48~~	50
SECTION 4.04.	Financial Information	~~48~~	50
SECTION 4.05.	Litigation	~~49~~	50
SECTION 4.06.	Environmental Matters	~~49~~	51
SECTION 4.07.	Taxes	~~49~~	51
SECTION 4.08.	Compliance with Laws	~~49~~	51
SECTION 4.09.	ERISA	~~49~~	51
SECTION 4.10.	Marathon Oil Company	~~50~~	51
SECTION 4.11.	Use of Proceeds	~~50~~	51
SECTION 4.12.	Investment Company Status	~~50~~	51
SECTION 4.13.	Anti-Corruption Laws and Sanctions	~~50~~	51

ARTICLE 5

Covenants

SECTION 5.01.	Information	~~50~~	52
SECTION 5.02.	Consolidations and Mergers	~~52~~	53
SECTION 5.03.	Negative Pledge	~~52~~	54
SECTION 5.04.	Sale and Leaseback	~~54~~	56
SECTION 5.05.	Maximum Consolidated Leverage Ratio	~~55~~	57
SECTION 5.06.	Subsidiary Indebtedness		57

ARTICLE 6

Defaults

SECTION 6.01.	Events of Default	~~55~~	58
SECTION 6.02.	Notice of Default	~~57~~	60
SECTION 6.03.	Cash Collateral	~~57~~	60

ARTICLE 7

The Administrative Agent

SECTION 7.01.	Appointment and Authorization	~~57~~	61
SECTION 7.02.	Administrative Agent and Affiliates	~~57~~	61
SECTION 7.03.	Action by Administrative Agent	~~57~~	61
SECTION 7.04.	Consultation with Experts	~~58~~	62
SECTION 7.05.	Liability of Administrative Agent	~~58~~	62
SECTION 7.06.	Credit Decision; Acknowledgements of Lenders and Issuing Banks	~~59~~	63
SECTION 7.07.	Successor Administrative Agent	~~60~~	64

SECTION 7.08.	Administrative Agent’s Fee	~~61~~	64
SECTION 7.09.	Other Agents	~~61~~	65

ARTICLE 8

Change in Circumstances

SECTION 8.01.	Basis for Determining Interest Rate Inadequate or Unfair	~~61~~	65
SECTION 8.02.	Illegality	~~62~~	66
SECTION 8.03.	Increased Cost and Reduced Return	~~63~~	67
SECTION 8.04.	Base Rate Loans Substituted for Affected Eurodollar Loans	~~64~~	68
SECTION 8.05.	Taxes	~~65~~	69
SECTION 8.06.	Mitigation Obligations; Replacement of Lenders	~~69~~	73
SECTION 8.07.	Notice Mandatory	~~70~~	74

ARTICLE 9

Miscellaneous

SECTION 9.01.	Notices	~~70~~	74
SECTION 9.02.	No Waivers	~~72~~	76
SECTION 9.03.	Expenses; Indemnification	~~72~~	76
SECTION 9.04.	Sharing	~~74~~	78
SECTION 9.05.	Amendments and Waivers	~~74~~	78
SECTION 9.06.	Successors and Assigns	~~75~~	79
SECTION 9.07.	Survival	~~79~~	83
SECTION 9.08.	Governing Law; Submission to Jurisdiction; Consent to the Service of Process	~~80~~	84
SECTION 9.09.	Counterparts; Integration	~~80~~	84
SECTION 9.10.	Severability	~~81~~	85
SECTION 9.11.	Right of Setoff	~~81~~	85
SECTION 9.12.	WAIVER OF JURY TRIAL	~~81~~	85
SECTION 9.13.	Headings	~~82~~	86
SECTION 9.14.	Interest Rate Limitation	~~82~~	86
SECTION 9.15.	USA PATRIOT Act	~~82~~	86
SECTION 9.16.	No Fiduciary Relationship	~~82~~	86
SECTION 9.17.	Confidentiality	~~83~~	87
SECTION 9.18.	Non-Public Information	~~83~~	87
SECTION 9.19.	Amendment and Restatement of Existing Credit Agreement	~~84~~	88
SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions	~~84~~	88

SCHEDULES:

Pricing Schedule Commitment Schedule
SECTION 1. Schedule 5.06 – Existing Subsidiary Indebtedness

Exhibit A    -    Form of Assignment and Assumption Agreement Exhibit B    -    Form of U.S. Tax Certificate
Exhibit C    -    Form of Promissory Note

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of May 28, 2014, among MARATHON OIL CORPORATION, the LENDERS party hereto, MIZUHO BANK, LTD. (“Mizuho”), as syndication agent, CITIBANK, N.A. (“Citibank”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”) and THE BANK OF NOVA SCOTIA (“Scotia Bank”),
as documentation agents, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent.

WHEREAS, the Borrower, the lenders party thereto, The Royal Bank of Scotland PLC, as syndication agent, Citibank, MSSF and UBS Securities LLC, as documentation agents, and JPMCB, as administrative agent, have previously entered into a Credit Agreement dated as of April 5, 2012 (the “Existing Credit Agreement”).

WHEREAS, on the Effective Date, the Existing Credit Agreement is hereby being amended and restated to be in the form of this Agreement.

WHEREAS, the Lenders have indicated their willingness to lend and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

Definitions

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Adjusted London Interbank Offered Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Borrower).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, including pursuant to any Incremental Commitments Supplement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Citibank, N.A., Morgan Stanley Senior Funding, Inc. and The Bank of Nova Scotia, in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided under this Agreement.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit A hereto.

    “Attributable Debt” means, with respect to any sale and leaseback transaction entered into pursuant to Section 5.04(c) as of any date of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such sale and leaseback transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Backstopped Letter of Credit” has the meaning specified in Section
2.04(b).

“Bail-In Action” means, as to any Affected Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of ~~an EEA~~such Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greatest of
(a)the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus
½ of 1% per annum and (c) the LIBO Rate on such day (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the LIBO Rate shall be based on the LIBO Screen Rate (or, in the event the LIBO Screen Rate is not available for such maturity of one month, the Interpolated Screen Rate) at approximately 11:00 a.m. (London time) on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that the Base Rate shall not be less than 1% per annum. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively.

Borrower pursuant to this Agreement or the transactions contemplated herein that is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Consenting Lender” has the meaning specified in Section 2.18.
“Consolidated    Capitalization”    means,    at    any    time,    the    sum    of
Consolidated Shareholders’ Equity of the Borrower and Consolidated Total Indebtedness.

“Consolidated Net Tangible Assets” means the aggregate value of all assets of the Borrower and its Subsidiaries on a consolidated basis after deducting therefrom (a) all current liabilities (excluding all long-term debt due within one year), (b) all investments in unconsolidated entities and all investments accounted for on the equity method and (c) all goodwill, patents and trademarks, unamortized debt discount and other intangibles, all determined in conformity with GAAP and calculated on a basis consistent with the Borrower’s most recent audited consolidated financial statements.

“Consolidated Shareholders’ Equity” means, at any time, (a) with respect to the Borrower, (i) the consolidated total shareholders’ equity of the Borrower, determined in conformity with GAAP and calculated on a basis consistent with the Borrower’s most recent audited consolidated financial statements, plus (ii) the absolute cumulative amount by which such consolidated total shareholders’ equity shall have been reduced as a result of (A) the non-cash impairment charge recognized by the Borrower in the first quarter of 2017 in respect of its Canadian oil mining business and certain related assets (it being acknowledged that the amount of such charge is
$4,831,922,571) and (B) any non-cash impairment charge in respect of oil and gas assets recognized by the Borrower from time to time after September 30, 2020 and
a.with respect to any other Person, the consolidated total shareholders’ equity of such Person, determined in conformity with GAAP.
“Consolidated Total Indebtedness” means the total Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Credit Event” has the meaning specified in Section 3.02.

“Credit Exposure” means, with respect to any Lender at any time, (a) the amount of its Commitment (whether used or unused) at such time or (b) if the Commitments have terminated in their entirety, such Lender’s Outstanding Amount at such time. For purposes of this definition, the Swingline Liabilities of any Lender that is the Swingline Lender shall be deemed to exclude that portion of its Swingline Liabilities that exceeds its Percentage of the aggregate principal amount of all outstanding Swingline Loans, but adjusted to give effect to any reallocation under Section 2.19 of the Swingline Liabilities of Defaulting Lenders in effect at the time of determination.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version of such provisions that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Fifth Amendment Effective Date” means December 4, 2020.

“First Amendment Effective Date” means May 5, 2015.

“Fourth Amendment” means the Fourth Amendment, dated as of September 24, 2019, to this Agreement.

“Fourth Amendment Effective Date” means September 24, 2019.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working

“Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or (c) the rights and remedies of the Administrative Agent and the Lenders hereunder.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount of $150,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or its Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maximum Rate” has the meaning specified in Section 9.14. “Mizuho” has the meaning specified in the preamble hereto.
“MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Money Market Rate” means (a) the “ASK” rate for Federal funds appearing on the applicable Reuters screen (or on any successor or substitute for such screen, providing rate quotations comparable to those currently provided on such screen, as determined by the Swingline Lender from time to time for purposes of providing quotations of the offer rates applicable to Federal funds for a term of one Domestic Business Day) at the time reviewed by the Swingline Lender plus (b) the Eurodollar Margin. In the event that part (a) of such rate is not available at such time for any reason, then part (a) of such rate will be the rate agreed to between the Swingline Lender and the Borrower (or, in the absence of such agreement, a rate reasonably determined by the Swingline Lender and communicated to the Borrower). The Borrower understands and agrees that the rate quoted from such applicable Reuters screen is a real-time rate that changes from time to time. The rate quoted by the Swingline Lender and used for the purpose of setting the interest rate for any Swingline Loan bearing interest at the Money Market Rate will be the rate on the screen of the Swingline Lender at the time of setting the rate and will not be an average or composite of rates for that day. Notwithstanding

“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 9.01(d). “Pricing Schedule” means the Pricing Schedule attached hereto.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Payment Dates” means each March 31, June 30, September 30 and December 31.

“Recipient” means the Administrative Agent, any Lender and any Issuing
Bank.

“Register” has the meaning specified in Section 9.06(c).

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Required Lenders” means, at any time, subject to Section 2.19, Lenders having more than 50% in aggregate amount of the Credit Exposures at such time.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stop Notice” means any “Stop Notice” given by the Administrative Agent at the request of the Required Lenders as contemplated by Section 2.04(f).
“Subsequent Borrowings” has the meaning specified in Section 2.17. “Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any other derivative agreement or other similar agreement or arrangement, in each case, including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.

“Swingline Liabilities” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. When used in respect of any Lender at any time, the term “Swingline Liabilities” means an amount equal at such time to the sum of (a) such Lender’s Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is also the Swingline Lender for purposes of determining the outstanding principal amount of Swingline Loans, Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.19 of the Swingline Liabilities of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Loan” has the meaning specified in Section 2.03(a).

“Syndication Agent” means Mizuho Bank, Ltd., in its capacity as syndication agent in connection with the credit facility provided under this Agreement.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means May 28, 2023, or such later date to which the Termination Date may be extended pursuant to Section 2.18, or if any such date is not a Eurodollar Business Day, the next preceding Eurodollar Business Day.

“Total Outstanding Amount” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans at such time and (b) the aggregate Letter of Credit Liabilities of all Lenders at such time, determined after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans.

“Type” refers to the determination whether a Loan is a Base Rate Loan or a Eurodollar Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning specified in Section 8.05(f)(ii)(D).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Power” has the meaning specified in Section 2.16(a). “Voting Stock” has the meaning specified in Section 2.16(a).
“Withholding Agent” means the Borrower and the Administrative Agent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.    Terms Generally. The definitions of terms herein shall
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual

i.any Mortgage on a Specified Oil and Gas Property arising
in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

(j)    any renewal of or substitution for any Mortgage permitted
under the preceding clauses.

Notwithstanding the foregoing restriction contained in this Section 5.03, the Borrower may, and may permit its Subsidiaries to, incur ~~liens~~ or grant Mortgages on Specified Oil and Gas Properties as security for any indebtedness for money borrowed so long as the ~~net book value~~sum, without duplication, of (i) the ~~Specified Oil and Gas Properties so encumbered, together with~~aggregate outstanding principal amount of indebtedness for money borrowed secured by such Mortgages, (ii) the aggregate amount of the Attributable Debt in respect of all ~~property subject to~~ sale and leaseback transactions entered into in reliance on the exception provided in Section 5.04(~~b~~c) and (iii) the aggregate principal amount of Indebtedness of Subsidiaries of the Borrower outstanding in reliance on Section 5.06(j), does not at the time such ~~lien or~~ Mortgage is incurred or granted exceed 15% of Consolidated Net Tangible Assets.

SECTION 5.04.    Sale and Leaseback. The Borrower will not, nor will it
permit any Subsidiary to, sell or transfer any Specified Oil and Gas Property, with the intention of taking back a lease of such property; provided, however, this covenant shall not apply if:
(a)the sale is to a Subsidiary of the Borrower (or to the
Borrower in the case of a Subsidiary);

(b)the lease is for a period of not more than three years by the end of which it is intended that the use of such property by the lessee will be discontinued;

(c)the Borrower or a Subsidiary could, in accordance with
Section 5.03, Mortgage such property without equally and ratably securing the Borrower’s obligations hereunder;

(d)the transfer is incident to or necessary to effect any
operating, farm out, farm in, unitization, acreage exchange, acreage contributions, bottom hole or dry hole arrangements or pooling agreement or any other agreement of the same general nature relating to the acquisition, exploration, maintenance, development and operation of oil or gas properties in the ordinary course of business or as required by regulatory agencies having jurisdiction over such property; or
(e) (i) the Borrower promptly informs the Administrative Agent of such sale, (ii) the net proceeds of such sale are at least equal to the fair value (as determined by resolution adopted by the board of directors of the Borrower) of such property and (iii) the Borrower shall, and in any such case the

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Borrower covenants that it will, within 180 days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of debt of the Borrower, or of a Subsidiary in the case of property of such Subsidiary, maturing by its terms more than one year after the date on which it was originally incurred (herein called “funded debt”); provided that the amount to be applied to the retirement of funded debt of the Borrower or of a Subsidiary of the Borrower shall be reduced by the amount equal to the amount below if, within 75 days after such sale, the Borrower shall deliver to the Administrative Agent an officer’s certificate (A) stating that on a specified date after such sale the Borrower or a Subsidiary, as the case may be, voluntarily retired a specified principal amount of funded debt, (B) stating that such retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision (other than provisions requiring retirement of any funded debt of the Borrower or a Subsidiary, as the case may be, under the circumstances referred to in this Section 5.04) and (C) stating the then optional redemption or prepayment price applicable to funded debt so retired or, if there is no such price applicable, the amount applied by the Borrower or a Subsidiary, as the case may be, to the retirement of such funded debt. The Borrower shall deliver to the Administrative Agent a certified copy of the resolution of the board of directors of the Borrower referred to in clause (e)(ii) above and an officer’s certificate setting forth all material facts under this Section 5.04. The term “retirement” of any funded debt shall include the in-substance defeasance of such funded debt in accordance with then applicable accounting rules.

SECTION 5.05.    Maximum Consolidated Leverage Ratio. The Borrower
shall not permit the ratio of Consolidated Total Indebtedness to Consolidated Capitalization as of the last day of any fiscal quarter of the Borrower to be greater than 0.65 to 1.00.

SECTION 5.06. Subsidiary Indebtedness. From and after the Fifth
Amendment Effective Date, the Borrower will not permit any Subsidiary of the Borrower to create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness existing on the Fifth Amendment Effective
Date which is either (i) set forth on Schedule 5.06 or (ii) in a principal amount that is less than (x) $25,000,000 individually and (y) $100,000,000 in the aggregate;

(b)Indebtedness of any Subsidiary owing to the Borrower
or any Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Borrower or a Subsidiary;

(c)Guarantees by any Subsidiary of Indebtedness of any
other Subsidiary; provided that a Subsidiary shall not Guarantee Indebtedness of any other Subsidiary that it would not have been permitted to incur under this Section if it were a primary obligor thereon;

(d)    Indebtedness of any Subsidiary incurred to finance the
acquisition, construction, repair, development or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets; provided that such Indebtedness when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, construction, repair, development or improvement of the asset(s) financed and all fees, costs and expenses relating thereto;

(e)    Indebtedness of a Person that is not a Subsidiary of the
Borrower as of the Fifth Amendment Effective Date and that becomes a Subsidiary after the Fifth Amendment Effective Date or is merged or consolidated with or into the Borrower or any Subsidiary after the Fifth Amendment Effective Date, in each case, if such Indebtedness is existing at the time such Person becomes a Subsidiary or is so merged or consolidated and is not incurred in contemplation of such transaction;

(f)    Indebtedness in respect of letters of credit, letters of
guaranty, bankers’ acceptances and similar instruments issued for the account of any Subsidiary in the ordinary course of business;

(g)    Indebtedness in respect of netting services, overdraft
protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;

(h)    Indebtedness with respect to bid, surety, appeal,
indemnity, performance or other similar bonds, workers’ compensation claims or self-insurance obligations, in each case, incurred in the ordinary course of business, and Indebtedness in the form of purchase price adjustments, earn-outs, earnest money or similar obligations incurred in connection with any acquisition or disposition;

(i)    Indebtedness owing to any insurance company in
connection with the financing of insurance premiums in the ordinary course of business;

(j)    other Indebtedness of any Subsidiary; provided that at
the time of and after giving pro forma effect to the creation, incurrence or assumption of any such Indebtedness, the sum, without duplication, of (i) the aggregate outstanding principal amount of all such Indebtedness of any Subsidiary, (ii) the aggregate outstanding principal amount of indebtedness for money borrowed secured by Mortgages in reliance on the last paragraph of Section 5.03 and (iii) the aggregate amount of the Attributable Debt in respect of all sale and leaseback transactions entered into in reliance on the exception

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provided in Section 5.04(c) does not exceed 15% of Consolidated Net Tangible Assets; and;
(k)    extensions, refinancings, renewals or replacements of
the Indebtedness permitted by clause (a), (d) or (e) above which, in the case of any such extension, refinancing, renewal or replacement, does not increase the amount of the Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement.
ARTICLE 6

Defaults

SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

(a)the Borrower (i) shall fail to pay when due any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit or (ii) shall fail to pay within five Domestic Business Days after the due date thereof any interest or fees payable hereunder;
(b)the Borrower shall fail to observe or perform any covenant contained in Section 5.01(d), 5.02 or 5.05;
(c)the Borrower shall fail to observe or perform any covenant contained in Section 5.03 or 5.04 for five Domestic Business Days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;
(d)the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a),
(b)or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;
(e)    any representation, warranty, certification or statement
made or deemed made by or on behalf of the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made;
(f)    the Borrower shall commence a voluntary case or other
proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;
(g)    an    involuntary    case    or    other    proceeding    shall    be
commenced against the Borrower in any court of competent jurisdiction seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief approving or ordering any of the foregoing shall be entered by such court against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

(h)    the Borrower shall fail generally to pay its debts as they become due; ~~or~~

(i)    an ERISA event shall have occurred that, when taken

together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(j)    the Borrower or any of its Subsidiaries shall fail to
make any payment (whether of principal, interest, fees or other amounts) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness;

(k)    any event or condition occurs that results in any
Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (k) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, purchase or redemption thereof or (iii) in the case of any Swap Agreement, termination events or equivalent events pursuant to the terms of such Swap Agreement not arising as a result of a default by the Borrower or any Subsidiary thereunder; or

(l)    one or more judgments or orders for the payment of
money in an aggregate amount in excess of $150,000,000 (to the extent not covered by (i) valid and collectible insurance in respect thereof or (ii) an indemnity from an indemnitor reasonably acceptable to the Required Lenders) shall be rendered against the Borrower, any Subsidiary, or any combination thereof and either (i) proper or valid enforcement or levying proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue to be unsatisfied and unstayed for a period of sixty (60) consecutive days;

of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty to any swap, securitization or derivative transaction relating to the Borrower and its obligations under this Agreement, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates. For the purposes of this Section 9.17, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Affiliates or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.18.    Non-Public Information.    Each Lender acknowledges
that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 9.19.    Amendment    and    Restatement    of    Existing    Credit
Agreement. This Agreement shall amend and restate the Existing Revolving Credit Agreement in its entirety, and all of the terms and provisions hereof shall supersede the terms and conditions thereof. The Indebtedness of the Borrower evidenced under this Agreement and the other Loan Documents are given in renewal, extension, modification but not in extinguishment or discharge of the Indebtedness under the Existing Credit Agreement. The parties agrees that, upon the effectiveness of this Agreement, the “Loans” made and outstanding under the Existing Revolving Credit Agreement, if any, and all accrued and unpaid interest thereon shall be deemed to be Loans outstanding under and payable by this Agreement and all “Letters of Credit” issued and outstanding under the Existing Revolving Credit Agreement, if any, shall be deemed to be issued and outstanding as Letters of Credit hereunder.

SECTION 9.20.    Acknowledgement    and    Consent    to    Bail-In    of
~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any related agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising hereunder may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by ~~an~~
~~EEA~~the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.